LETTER FROM MENDOZA BERGER & COMPANY, LLP

EXHIBIT 16.1
Mendoza Berger & Company LLP
February 11, 2008
US Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549
Dear Sirs:
We have read the statements of Tri-Isthmus Group, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 11, 2008 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Mendoza Berger & Company LLP
Mendoza Berger & Company LLP